UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED - MAY 24, 2007

MANCHESTER INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-50477	98-0380409
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Crescent Court, 7th Floor
Dallas, Texas 75201
(Address of principal executive offices)

(214) 459-3230
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01:	Entry into a Material Definitive Agreement.

Entry into Letter of Intent to Acquire Quick Car Credit Inc. and Texas Auto Credit Solutions Corporation

On May 25, 2007, Manchester Inc. (“Manchester”) entered into a Letter of Intent with Austin-based, Texas Buy-Here/Pay-Here used car dealer William G. Mokry to acquire two entities: (i) Quick Car Credit Inc. d/b/a Capitol Car Credit, and d/b/a Thrifty Car Sales Inc. and (ii) the related finance company Texas Auto Credit Solutions Corporation. Manchester intends to acquire these two companies from Mr. Mokry and his family and from Mr. Robert V. Neuhoff of Dallas, Texas, TX. The completion of the acquisition is subject to the final due diligence by Manchester and the approval of purchase agreements. Manchester intends to close this transaction within the next 30 to 60 days. Capitol Car Credit presently operates four retail facilities throughout the metro Austin area. Mr. Mokry and his sons founded Capitol Car Credit in 1997.

Entry into Stock Purchase Agreement to acquire JC Wink Inc.

On May 30, 2007, Manchester and its wholly-owned acquisition subsidiary Manchester Texas Operations, Inc. (the “Purchaser”) entered into a Stock Purchase Agreement, pursuant to which the Purchaser will acquire all of the issued and outstanding stock of JC Wink Inc. d/b/a Americars, from John C. Winkler, the sole stockholder of JC Wink Inc. (the “Seller”). JC Wink Inc. is a Buy-Here/Pay Here used car sales company which operates in San Antonio, Texas. Subject to the completion of certain closing conditions, at the closing date of this acquisition (the “Closing Date”) the Purchaser will pay an amount equal to the difference between 80% of the aggregate net value of certain receivables of JC Wink Inc. and $500,000. The Purchaser will assume any and all liability for certain debts of JC Wink Inc. JC Wink Inc. will secure from its current lenders agreements to subordinate their debt and their security interest(s) in any and all of JC Wink Inc.’s assets to the priority of Manchester’s lender.

Item 8.01:	Other Events.

Settlement Agreement with Lancelot Investors Fund, L.P.

On November 29, 2006, Lancelot Investors Fund, L.P. (the “Lancelot Fund”) brought suit against Manchester in the Cook County Circuit Court (located in Cook County, Illinois) seeking more than $1.8 million in damages. On November 29, 2006, Manchester brought suit against the Lancelot Fund seeking the return of the unused portion of an expense deposit paid to the Lancelot Fund in the amount of $175,010.94. Subsequent to the filing of the two lawsuits, additional claims and counterclaims related to Manchester were asserted against other parties unrelated to Manchester, on the one hand, and the Lancelot Fund and certain of its affiliated entities, Lancelot Investment Management, L.L.C.; Surge Capital and Surge Capital II, LLC (the Lancelot Fund and its four affiliated entities, collectively, the “Lancelot Parties”), on the other hand. By a confidential agreement entered into on May 24, 2007 and retroactively effective as of May 7, 2007, a settlement was reached between Manchester and all its subsidiaries and certain other parties unrelated to Manchester and the Lancelot Parties pursuant to which all claims and potential claims among the parties have been settled.

Press Releases

Manchester issued a press release on May 29, 2007, filed as Exhibit 99.1 hereto, announcing Manchester’s entry into a Letter of Intent to Acquire Quick Car Credit Inc. and Texas Auto Credit Solutions Corporation.

Manchester issued a press release on May 31, 2007, filed as Exhibit 99.2 hereto, announcing Manchester’s entry into a Stock Purchase Agreement to acquire all of the outstanding stock of JC Wink Inc., doing business as “Americars.”

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

Exhibit 99.1	Press Release dated May 29, 2007.
Exhibit 99.2	Press Release dated May 31, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MANCHESTER INC.

Date: May 31, 2007	By:	/s/ Richard Gaines
Name: Richard Gaines Title: Executive Vice President of Corporate Development and Corporate Secretary